UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2021

REGEN BIOPHARMA, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	45-5192997
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commission File No. 333-191725

711 S. Carson Street, Suite 4, Carson City, Nevada, 89791

(Address of Principal Executive Offices)

(619) 722 5505

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Purpose of Amendment:

The phrase

The Company has not issued debt convertible into equity securities of the Company since July 2020 and does not currently intend to issue any additional instruments convertible into the equity securities of the Company.

is corrected to read:

The Company has not issued debt convertible into equity securities of the Company since July 2019 and does not currently intend to issue any additional instruments convertible into the equity securities of the Company.

2

Item 8.01 Other Events.

On August 27th, 2021 Regen Biopharma, Inc. (the “Company”) filed its quarterly report on Form 10-Q for the period ended June 30, 2021. As of the date of that filing the Company is no longer delinquent with regard to reporting obligations under the Securities and Exchange Act of 1934.

Item 8.01 Other Events.

The Company has not issued debt convertible into equity securities of the Company since July 2019 and does not currently intend to issue any additional instruments convertible into the equity securities of the Company.

With regard to the remaining convertible debt outstanding ( “Remaining Notes”) it is the Company’s intent to enter into negotiations with the remaining noteholders to settle such obligations under such terms and conditions as to eliminate or severely limit potential dilution resulting from conversion of the Remaining Notes (“Settlement”).

No assurances can be provided that a Settlement by and between the Company and any or all holders of the Remaining Notes will be executed or, in the event a Settlement by and between the Company and any or all holders of the Remaining Notes is executed, such Settlement will be on terms and conditions favorable to the Company.

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGEN BIOPHARMA, INC.

Dated: August 31, 2021	By: /s/ David Koos
David Koos
Chief Executive Officer

4